                         CEDAR-SOUTH PHILADELPHIA I, LLC
                             44 South Bayles Avenue
                         Port Washington, New York 11050

                                                                    May 15, 2003

SPSP Corporation
Passyunk Supermarket, Inc.
Twenty Fourth Street Passyunk Partners, L.P.
44 West Lancaster Avenue, Suite 110
Ardmore, Pennsylvania  19003

        Re: 2301-11 Oregon Avenue, Philadelphia, Pennsylvania, 2426 South 23rd Street, Philadelphia, Pennsylvania and 2300 W. Passyunk Avenue, Philadelphia, Pennsylvania
                (collectively, the "Property")

Gentlemen:

        This letter ("Amendment Letter") amends that certain Agreement to Enter Into Net Lease dated as of April 23, 2003 (the "Agreement") among Cedar South Philadelphia I, LLC ("Cedar") and SPSP Corporation ("SPSP"), Passyunk Supermarket, Inc. ("Passynuk") and Twenty Fourth Street Passyunk Partners, L.P. ("24th Street"; SPSP, Passyunk and 24th Street are collectively referred to herein as the "Owners"). Any undefined capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

        The parties hereto agree as follows:

        1. Section 7 of the Agreement is deleted in its entirety, and the following is inserted in lieu thereof:

                Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 A.M. on Wednesday, June 11, 2003, TIME BEING OF THE ESSENCE, at the office of Ledgewood Law Firm, P.C., 1521 Locust Street, 8th Floor, Philadelphia, Pennsylvania 19102. Notwithstanding the foregoing, Cedar shall use good faith efforts to cause the Closing to occur as soon as is reasonably practicable. It shall be a condition to the Closing that (i) the Owners and Cedar shall contemporaneously therewith deliver (or cause to be delivered) to the other party the documents and other items referred to in Section 16 below, (ii) the conditions to Closing set forth in Section 19(a) below shall have either been satisfied or waived by Cedar, and
        (iii) the conditions to Closing set forth in Section 19(b) below shall have either been satisfied or waived by Owners. The date on which the Closing shall take place is hereinafter referred to as the "Closing Date".

        2. Section 11(a) of the Agreement is modified by deleting the first sentence thereof and replacing it with the following:

                Notwithstanding anything to the contrary implied or provided by law or in equity, if, prior to the Closing, any material portion of the Premises is damaged by fire, the elements or any other casualty or if any material portion of the Premises is taken by eminent domain or otherwise, Cedar shall have the right to terminate this Agreement by written notice to the Owners, which notice shall be given by Cedar within fifteen (15) days after the Owners shall notify Cedar in writing of such casualty, whereupon the Advance Amount (as hereinafter defined) shall be promptly returned to Cedar, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement).

        3. Section 17 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                (a)     (i)     If all of the conditions to Cedar's performance
        under this Agreement shall be satisfied, and Cedar shall default in its obligations under this Agreement, the Owners may terminate this Agreement on written notice to Cedar, whereupon the Owners shall retain the Advance Amount, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement). Cedar acknowledges that, if Cedar shall default under this Agreement as aforesaid, the Owners will suffer substantial adverse financial consequences as a result thereof. Accordingly, subject to the provisions of Section 17(a)(ii) below, the Owners' sole and exclusive remedy against Cedar shall be the right to retain the Advance Amount, as and for its sole and full and complete liquidated damages, it being agreed that the Owners' damages are difficult, if not impossible, to ascertain.

                        (ii) Notwithstanding anything to the contrary contained in Section 17(a)(i) above, in the event that Cedar shall contest the existence of a default by Cedar in its obligations under this Agreement, the Owners shall be permitted to prosecute an action for damages or proceed with any other legal course of conduct in connection therewith and Cedar's liability shall not be limited to the Advance Amount, but shall in no event be less than the Advance Amount.

                (b) If the Owners shall default hereunder by failing to close or by reason of a breach of a representation or warranty by Owners, Cedar may elect to either (x) terminate this Agreement, in which case the Owners shall deliver the Advance Amount to Cedar, and Cedar and the Owners shall have no further rights or obligations under this Agreement, except those expressly provided herein to survive the termination of this Agreement, or (y) prosecute an action for specific performance of this Agreement; provided, however, that in the event that the aggregate amount of damages reasonably claimed by Cedar in connection with such default shall be less than $175,000 (1) the existence of such default shall not be a basis for Cedar not to close hereunder, (2) if Cedar shall thereafter close, Cedar shall not be deemed to have waived its right to pursue its remedies under this Agreement, including, without limitation, those remedies set forth in Section 15(c) above as a result of the Owners' default, and (3) if Cedar shall thereafter fail to close hereunder, the provisions of
        Section 17(a) hereof shall apply provided, however, if the amount of damage reasonably claimed by Cedar pursuant to Section 17(b) hereof shall be greater than $25,000 and less than $175,000, in such case the Owners shall be required to return to Cedar that portion of the Advance Amount equal to the amount of damage reasonably claimed by Cedar. In the event that Cedar shall prosecute an action for specific performance pursuant to this Section 17(b), the prevailing party in such action shall be entitled to recover as a part of such action the actual out-of-pocket costs and reasonable attorneys' fees incurred by such prevailing party in connection with such action.

        4. Exhibit I of the Agreement is modified as follows: Clause (e) of Paragraph 1 is deleted in its entirety, and the following is inserted in lieu thereof:

                (e) "Agreement to Enter Into Net Lease" shall mean that certain Agreement to Enter Into Net Lease dated as of April __, 2003 between Landlord and Tenant, as the same has been amended.

        5. Exhibit S of the Agreement is modified to delete any references therein to the Letter of Credit.

        5A.     Prior to Closing, the Owners shall cause any currently existing loans made by the shareholders and partners of the Owners to the Owners to either be paid off in full or converted to equity. From and after the Closing, the Owners shall comply with all requirements typically required of "special purpose bankruptcy remote entities"; provided, however, that the Owners shall be permitted to lend to the shareholders and partners of the Owners (or affiliates of the shareholders and partners of the Owners) the proceeds of the loan being made at Closing by Cedar-South Philadelphia II, LLC to the Owners (and the proceeds of the liquidation of other assets currently owned by the Owners), provided that the loan documents evidencing such loans state that (i) if the borrowers under such loans have any claims against the Owners, the borrowers' sole remedy shall be an offset against the outstanding loan amount, and (ii) the borrowers under such loans will not commence any action to enforce such claims other than an action to offset against the outstanding loan amount.

        6. Upon the terms and as set forth in that certain letter agreement of even date herewith between Stroock, as legal counsel to and on behalf of Cedar, and Ledgewood Law Firm, P.C., as escrow agent ("Escrowee"), (i) contemporaneously with the execution of this letter agreement, Cedar shall deliver to Escrowee, by wire transfer of immediately available federal funds in accordance with the wiring instructions attached hereto as Schedule 1, the amount of $1,000,000 (the "Initial Advance Amount"), to be held in escrow in accordance with the terms of that certain Escrow Agreement dated as of April 23, 2003 among Cedar, Lender, the Owners and Escrowee (the "Escrow Agreement") and
(ii) Escrowee shall deliver to Cedar the Letter of Credit, together with a letter to the issuer of the Letter of Credit authorizing the cancellation thereof (collectively, the "LC Documents"). Upon full execution of this Amendment Letter, Escrowee shall be authorized to deliver the Initial Advance Amount to the Owners, and the Escrow Agreement shall be deemed to be terminated. Within two (2) business days after Cedar's receipt of the LC Documents, Cedar shall deliver to the Owners, by wire transfer of immediately available federal funds in accordance with the wiring instructions attached hereto as Schedule 2, an additional $1,000,000 (the "Remaining Advance Amount"; the Initial Advance Amount and the Remaining Advance Amount are collectively referred to herein as the "Advance Amount"), TIME BEING OF THE ESSENCE. If the Remaining Advance Amount is not timely received as set forth in the preceding sentence, Cedar shall be in default in its obligations under the Agreement, the Owners may terminate the Agreement on written notice to Cedar, whereupon the Owners shall retain the Initial Advance Amount, and the Agreement and the obligations of the parties thereunder shall terminate (and no party thereto shall have any further obligations in connection therewith except under those provisions that expressly survive a termination of the Agreement). If the Closing shall occur, the Advance Amount shall be credited against the loan amount funded pursuant to the commitment letter attached as Exhibit Q to the Agreement. The provisions of the last sentence of this Paragraph 6 shall survive the Closing.

        7. At Closing, Cedar agrees to pay all reasonable legal fees and costs incurred by the Owners from and after April 23, 2003 in connection with the transactions contemplated by the Agreement and the Commitment Letter, accompanied by Cedar's attorneys' normal itemization of any such fees and costs.

        8. Except as amended by this letter agreement, the terms and provisions of the Agreement remain unmodified and in full force and effect. Any future reference to the Agreement shall be deemed to be a reference to the Agreement, as amended by this letter agreement and as it may, from time to time, hereafter be further amended.

        Kindly acknowledge your agreement with the foregoing by signing this letter agreement in the space provided below.

                                                 Cedar-South Philadelphia I, LLC

                                                 By: /s/  Leo S. Ullman
                                                     ---------------------------
                                                     Name:  Leo S. Ullman
                                                     Title: President

AGREED AND ACKNOWLEDGED:

SPSP Corporation

By:  /s/  Gary E. Erlbaum
     ---------------------
     Name:  Gary E. Erlbaum
     Title: President

Passyunk Supermarket, Inc.

By:  /s/  Gary E. Erlbaum
     ---------------------
     Name:  Gary E. Erlbaum
     Title: President

Twenty Fourth Street Passyunk Partners, L.P.

By:  Twenty Fourth Street Passyunk Corporation, its general partner

By:  /s/  Marc Erlbaum
     ---------------------
     Name:  Marc Erlbaum
     Title: President

AGREED AS TO PARAGRAPH 6:
Ledgewood Law Firm, P.C.,
as Escrowee

By:  /s/ Richard J. Abt
     ---------------------
     Name:  Richard J. Abt
     Title: Member